UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 12, 2020
Date of Report (date of earliest event reported)

Phillips 66
(Exact name of registrant as specified in its charter)

Delaware	001-35349	45-3779385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2331 CityWest Boulevard
Houston, Texas 77042
(Address of Principal Executive Offices and Zip Code)

(281) 293-6600
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	PSX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure

On November 12, 2020, Phillips 66 (the "Company") sent an email to certain interested parties, including investors, notifying them of website postings of information regarding the Company's response to a shareholder proposal that received majority support at the Company's 2020 Annual Meeting. The full text of the email is below:

"At Phillips 66’s Annual Meeting in May 2020, our shareholders voted in favor of a proposal requesting a report on the risks of petrochemical investments in the U.S. Gulf Coast.

We understand that investors today are faced with the challenge of parsing through increasing volumes of information.  It is for that reason that Greater Good, our 2020 sustainability report that was published in June, includes a chapter on climate change and a TCFD analysis, and adds a SASB content index for quick reference.  We wanted to make it easier for our investors to find relevant information in one report.  Chevron Phillips Chemical Company (CPChem), the joint venture in which Phillips 66 owns a 50% interest and that operates the petrochemical assets to which the shareholder proposal generally relates, posted its own updated 2020 sustainability report to its website this summer.  Our sustainability report provides a link to CPChem’s disclosures (as well as the disclosures of another non-operated joint venture, DCP Midstream) for easy reference.

We have engaged with the shareholder representative proponent to discuss these new reports.  We also have continued regular, ongoing engagement with investors to discuss matters of importance to them, including environmental, social and governance issues.  We know that responsiveness to investors is key to good governance.  In addition to the new reports described above, in our effort to substantially implement the request contained in the shareholder proposal, CPChem has prepared a report, Managing Climate Change Risks, that expands on and supplements its 2020 sustainability report. We have provided a link to that report on www.phillips66.com/Sustainability, and you can also find it at www.cpchem.com/managing-climate-change-risks.

We hope that you find all of these reports useful and informative.

Thank you for your continued interest in Phillips 66."

     The information in this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as set forth by specific reference in such filing. Additionally, information contained on or made available through the websites referenced is not a part of this Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips 66

Dated: November 12, 2020	By:	/s/ Paula A. Johnson
Paula A. Johnson Executive Vice President